Exhibit 99.1

Virtu Announces Third Quarter 2017 Results

NEW YORK, NY,  November 7, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT), a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the third quarter ended September 30, 2017.

Third Quarter Highlights

Reported results include KCG from July 20 through September 30, 2017

•                  Net loss of $40.0 million, burdened by costs associated with the KCG acquisition and amortization of purchased intangibles; Normalized Adjusted Net Income* of $22.2 million

•                  Basic and Diluted loss per share of $0.17; Normalized Adjusted EPS* of $0.08

•                  Total revenues of $271.3 million; Adjusted Net Trading Income* of $159.8 million

•                  Adjusted EBITDA* of $58.9 million; Adjusted EBITDA Margin* of 36.8%

•                  KCG integration on track; Expense and Capital Synergy progress ahead of plan

•                  Made total to-date voluntary pre-payments of $200 million on the $1.15B term loan debt incurred in connection with KCG acquisition

•                  Quarterly cash dividend of $0.24 per share payable on December 15, 2017

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on December 15, 2017 to shareholders of record as of December 1, 2017.

“The integration of Virtu and KCG is going extraordinarily well.  After a very slow start in July, and despite the continued extremely challenging environment, we generated $3.1 million per day in Adjusted Net Trading Income for the combined company for the months of August, September and October.  Barely four months in to the acquisition, we have identified cost savings in excess of our original estimates and have a clear view of the run-rate expenses of the combined organization.”  Mr. Cifu continued, “The market making businesses of legacy Virtu and KCG are quite complimentary, and the trading efficiencies we have begun to realize and pass on to our clients are real and tangible.”

Third Quarter Financial Results

Total revenues increased 64.6% to $271.3 million for this quarter, compared to $164.8 million for the same period in 2016. Trading income, net, increased 30.1% to $203.9 million for this quarter, compared to $156.7 million for the same period in 2016. Net income (loss) decreased to $(40.0) million for this quarter, compared to $33.0 million for the same period in 2016.

Basic and Diluted earnings (loss) per share for this quarter were both $(0.17), compared to $0.18 each for the same period in 2016.

Adjusted Net Trading Income increased 64.4% to $159.8 million for this quarter, compared to $97.2 million for the same period in 2016. Adjusted EBITDA increased 3.5% to $58.9 million for this quarter, compared to $56.9 million for the same period in 2016. Normalized Adjusted Net Income decreased 47.6% to $22.2 million for this quarter, compared to $42.4 million for the same period in 2016.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.08 for this quarter and $0.20 for the same period in 2016.

Operating Segment Information

Prior to the acquisition of KCG, the Company was managed and operated as one business, and, accordingly, operated under one reportable segment.  As a result of the acquisition of KCG, beginning in the third quarter of 2017 the Company has three operating segments: (i) Market Making; (ii) Execution Services; and (iii) Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers.

Corporate contains the Company’s investments, principally in strategic trading-related opportunities maintains corporate overhead expenses.

The following tables show the reconciliations from trading income, net; to Adjusted Net Trading Income for the three and nine months ended September 30, 2017 and 2016 (in thousands, except percentages).

	Three Months Ended September 30, 2017
Reconciliation of Trading income, net to	Market	Execution
Adjusted Net Trading Income	Making	Services	Corporate	Total

Trading income, net	$206,543	$(3,341)	$705	$203,907
Commissions, net and technology services	1,563	41,788	—	43,351
Interest and dividends income	20,056	103	271	20,430
Brokerage, exchange and clearance fees, net	(52,321)	(12,263)	—	(64,584)
Payments for order flow	(12,452)	381	—	(12,071)
Interest and dividends expense	(31,360)	1,561	(1,443)	(31,242)

Adjusted Net Trading Income	$132,029	$28,229	$(467)	$159,791

	Nine Months Ended September 30, 2017
Reconciliation of Trading income, net to	Market	Execution
Adjusted Net Trading Income	Making	Services	Corporate	Total

Trading income, net	$482,281	$(3,342)	$705	$479,644
Commissions, net and technology services	1,563	47,674	—	49,237
Interest and dividends income	30,558	104	271	30,933
Brokerage, exchange and clearance fees, net	(157,991)	(12,262)	—	(170,253)
Payments for order flow	(12,452)	381	—	(12,071)
Interest and dividends expense	(58,575)	1,562	(1,443)	(58,456)

Adjusted Net Trading Income	$285,384	$34,117	$(467)	$319,034

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income by category for the three and nine months ended September 30, 2017 and 2016 (in thousands, except percentages).

	Three Months Ended September 30,
Adjusted Net Trading Income by Category:	2017	2016	% Change

Market Making:
Americas Equities	$82,588	$24,738	233.9%
ROW Equities	16,995	20,790	-18.3%
Global FICC, Options and Other	32,204	45,327	-29.0%
Unallocated(1)	242	3,390	NM
Total market making	$132,029	$94,245	40.1%

Execution Services	28,229	2,931	863.1%

Corporate	(467)	—	NM

Adjusted Net Trading Income	$159,791	$97,176	64.4%

	Three Months Ended September 30,
Average Daily Adjusted Net Trading Income by Category:	2017	2016	% Change

Market Making:
Americas Equities	$1,311	$387	239.1%
ROW Equities	270	325	-17.0%
Global FICC, Options and Other	511	708	-27.8%
Unallocated(1)	4	53	NM
Total market making	$2,096	$1,473	42.3%

Execution Services	448	46	878.4%

Corporate	(7)	—	NM

Adjusted Net Trading Income	$2,536	$1,518	67.0%

	Nine Months Ended September 30,
Adjusted Net Trading Income by Category:	2017	2016	% Change

Market Making:
Americas Equities	$134,590	$92,837	45.0%
ROW Equities	57,443	73,536	-21.9%
Global FICC, Options and Other	97,145	151,319	-35.8%
Unallocated(1)	(3,794)	(3,854)	NM

Total market making	$285,384	$313,838	-9.1%

Execution Services	34,117	7,224	372.3%

Corporate	(467)	—	NM

Adjusted Net Trading Income	$319,034	$321,062	-0.6%

	Nine Months Ended September 30,
Average Daily Adjusted Net Trading Income by Category:	2017	2016	% Change

Market Making:
Americas Equities	$716	$491	45.7%
ROW Equities	306	389	-21.5%
Global FICC, Options and Other	517	801	-35.5%
Unallocated(1)	(20)	(20)	NM

Total market making	$1,518	$1,661	-8.6%

Execution Services	181	38	374.8%

Corporate	(2)	—	NM

Adjusted Net Trading Income	$1,697	$1,699	-0.1%

(1) Under our methodology for recording “trading income, net” in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that ANTI by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

KCG Acquisition Update

On July 20, 2017 (the “Closing Date”), the Company completed the acquisition (the “Acquisition”) of KCG Holdings, Inc. (“KCG”).  Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 20, 2017 (the “Merger Agreement”), by and among the Company, Orchestra Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and KCG, Merger Sub merged with and into KCG (the “Merger”), with KCG surviving the Merger as a wholly-owned subsidiary of the Company, in a cash transaction valued at $20.00 per KCG share, or a total of approximately $1.4 billion.

BondPoint Sale

On October 24, 2017, the Company announced that it has entered into a definitive agreement to sell Virtu’s fixed income trading venue, BondPoint, to Intercontinental Exchange (NYSE: ICE) for $400 million in cash. The transaction is expected to be completed in the first quarter of 2018, and the closing is subject to the satisfaction of customary closing conditions and receipt of certain regulatory clearances.

BondPoint is a leading provider of electronic fixed income trading solutions for the buy-side and sell-side offering access to centralized liquidity and automated trade execution services through its ATS, linking more than 500 financial services firms.

Financial Condition

As of September 30, 2017, Virtu had $558.0 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $1,481.1 million.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our senior secured credit facility, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, other losses (revenues) net, equipment write-off, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO-related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate between 35.5% and 37%.

Total Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$203,907	$156,706	$479,644	$509,542
Commissions, net and technology services	43,351	2,931	30,933	7,224
Interest and dividends income	20,430	5,271	49,237	14,961
Other, net	3,598	(102)	3,647	(102)
Total revenues	271,286	164,806	563,461	531,625

Operating Expenses:
Brokerage, exchange and clearance fees, net	64,584	52,118	170,253	167,416
Communication and data processing	45,998	17,903	83,190	53,578
Employee compensation and payroll taxes	72,341	20,816	111,053	64,182
Payments for order flow	12,071	—	12,071	—
Interest and dividends expense	31,242	15,615	58,456	43,249
Operations and administrative	24,183	5,543	38,107	16,353
Depreciation and amortization	15,602	7,158	29,157	22,685
Amortization of purchased intangibles and acquired capitalized software	6,440	53	6,546	159
Debt issue cost related to debt refinancing	4,869	—	9,351	—
Transaction advisory fees and expenses	15,677	—	24,188	—
Reserve for legal matter	—	—	(2,176)	—
Charges related to share based compensation at IPO	181	333	545	1,444
Financing interest expense on long-term borrowings	24,593	7,393	40,141	21,569

Total operating expenses	317,781	126,932	580,882	390,635

Income before income taxes and noncontrolling interest	(46,495)	37,874	(17,421)	140,990
Provision (benefit) for income taxes	(6,505)	4,851	(2,918)	17,325

Net income (loss)	$(39,990)	$33,023	$(14,503)	$123,665

Noncontrolling interest	26,472	(25,997)	6,466	(97,913)

Net income (loss) available for common stockholders	$(13,518)	$7,026	$(8,037)	$25,752

Earnings per share:
Basic	$(0.17)	$0.18	$(0.17)	$0.66
Diluted	$(0.17)	$0.18	$(0.17)	$0.66

Weighted average common shares outstanding
Basic	79,199,142	38,230,684	53,520,346	38,264,139
Diluted	79,199,142	38,230,684	53,520,346	38,264,139

Comprehensive income:
Net income	$(39,990)	$33,023	$(14,503)	$123,665
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	2,558	519	8,300	1,783

Comprehensive income	$(37,432)	$33,542	$(6,203)	$125,448
Less: Comprehensive income attributable to noncontrolling interest	25,122	(26,370)	1,014	(99,195)

Comprehensive income available for common stockholders	$(12,310)	$7,172	$(5,189)	$26,253

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$203,907	$156,706	$479,644	$509,542
Commissions, net and technology services	43,351	2,931	30,933	7,224
Interest and dividends income	20,430	5,271	49,237	14,961
Brokerage, exchange and clearance fees, net	(64,584)	(52,118)	(170,253)	(167,416)
Payments for order flow	(12,071)	—	(12,071)	—
Interest and dividends expense	(31,242)	(15,615)	(58,456)	(43,249)

Adjusted Net Trading Income	$159,791	$97,175	$319,034	$321,062

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$(39,990)	$33,023	$(14,503)	$123,665
Financing interest expense on senior secured credit facility	24,593	7,393	40,141	21,569
Debt issue cost related to debt refinancing	4,869	—	9,351	—
Depreciation and amortization	15,602	7,158	29,157	22,685
Amortization of purchased intangibles and acquired capitalized software	6,440	53	6,546	159
Provision for income taxes	(6,505)	4,851	(2,918)	17,325

EBITDA	$5,009	$52,478	$67,774	$185,403

Severance	9,295	77	10,172	270
Reserve for legal matter	—	—	(2,176)	—
Transaction advisory fees and expenses	15,677	521	24,188	676
Termination of office leases	1,811	—	1,811	(319)
Acquisition related retention bonus	23,050	—	23,050	—
Trading related settlement income	—	(2,975)	—	(2,975)
Other, net	(300)	102	(289)	102
Equipment write-off	544	—	544	428
Share based compensation	2,270	4,892	17,102	14,587
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,336	1,512	4,134	4,212
Charges related to share based compensation awards at IPO	181	333	545	1,444

Adjusted EBITDA	$58,873	$56,940	$146,855	$203,828

Selected Operating Margins
Net Income Margin(1)	-25.0%	34.0%	-4.5%	38.5%
EBITDA Margin(2)	3.1%	54.0%	21.2%	57.7%
Adjusted EBITDA Margin(3)	36.8%	58.6%	46.0%	63.5%

(1) Calculated by dividing net income by Adjusted Net Trading Income.

(2) Calculated by dividing EBITDA by Adjusted Net Trading Income.

(3) Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$(39,990)	$33,023	$(14,503)	$123,665
Provision for income taxes	(6,505)	4,851	(2,918)	17,325
Income before income taxes	$(46,495)	$37,874	$(17,421)	$140,990
Amortization of purchased intangibles and acquired capitalized software	6,440	53	6,546	159
Financing interest expense related to KCG transaction	3,010	—	4,626	—
Debt issue cost related to debt refinancing	4,869	—	9,351	—
Severance	9,295	77	10,172	270
Reserve for legal matter	—	—	(2,176)	—
Transaction advisory fees and expenses	15,677	521	24,188	676
Termination of office leases	1,811	—	1,811	(319)
Equipment write-off	1,075	—	2,177	428
Acquisition related retention bonus	23,050	—	23,050	—
Trading related settlement income	—	(2,975)	—	(2,975)
Other losses (revenues)	(300)	102	(289)	102
Share based compensation	2,270	4,892	17,102	14,587
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,336	1,512	4,134	4,212
Charges related to share based compensation awards at IPO	181	333	545	1,444
Normalized Adjusted Net Income before income taxes	$22,219	$42,389	$83,816	$159,574
Normalized provision for income taxes(1)	8,221	15,048	31,012	56,649
Normalized Adjusted Net Income	$13,998	$27,341	$52,804	$102,925

Weighted Average Adjusted shares outstanding(2)	178,490,856	139,687,848	152,812,060	139,685,124

Normalized Adjusted EPS	$0.08	$0.20	$0.35	$0.74

(1)         Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 37% for 2017 and 35.5% for 2016

(2)         Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes additional shares from dilutive impact of options and restricted stock units outstanding under the 2015 Management Incentive Plan during the three and nine months ended September 30, 2017 and 2016.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	September 30,	December 31,
	2017	2016
	(in thousands, except share data)
Assets
Cash and cash equivalents	$557,990	$181,415
Cash and securities segregated under federal and other regulations	3,000	—
Securities borrowed	1,525,403	220,005
Securities purchased under agreements to resell	8,249	—
Receivables from broker-dealers and clearing organizations	980,518	448,728
Trading assets, at fair value	2,902,400	1,827,882
Property, equipment and capitalized software, net	144,686	29,660
Goodwill	859,598	715,379
Intangibles (net of accumulated amortization)	152,748	992
Deferred taxes	224,804	193,859
Other assets	379,949	74,470
Total assets	$7,739,345	$3,692,390

Liabilities and equity
Liabilities
Short-term borrowings	$15,000	$25,000
Securities loaned	582,915	222,203
Securities sold under agreements to repurchase	620,887	—
Payables to broker-dealers and clearing organizations	839,067	695,978
Payables to customers	25,550	—
Trading liabilities, at fair value	2,535,891	1,349,155
Tax receivable agreement obligations	232,552	231,404
Accounts payable and accrued expenses and other liabilities	287,327	69,281
Long-term borrowings, net	1,434,629	564,957
Total liabilities	$6,573,818	$3,157,978

Total equity	1,165,527	534,412

Total liabilities and equity	$7,739,345	$3,692,390

	As of September 30, 2017
Ownership of Virtu Financial LLC Interests:	Interests	%

Virtu Financial, Inc. - Class A Common Stock	90,593,964	48.0%
Non-controlling Interests (Virtu Financial LLC)	97,954,713	52.0%
Total Virtu Financial LLC Interests	188,548,677	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 19,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com